Exhibit 99.1

Macromedia Reports Fourth Quarter and Fiscal Year 2005

Financial Results

Delivers 18% Annual Revenue Growth

Macromedia, Inc. (Nasdaq: MACR) Summary Financial Results (in millions, except per share data)	Three Months Ended March 31		Year Ended March 31
	2005	2004	2005	2004
Net Revenues	$116	$102	$436	$370
Net income (loss) per diluted share – GAAP	$(0.03)	$0.19	$0.55	$0.54
Net income per diluted share – pro forma	$0.23	$0.22	$0.85	$0.65

San Francisco, CA — May 3, 2005 — Macromedia (Nasdaq: MACR) today reported financial results for its fiscal fourth quarter and fiscal year ended March 31, 2005. Net revenues for the quarter were $116.1 million, a 14 percent increase compared to the $102.0 million reported for the same period last year. Net revenues for fiscal year 2005 were $436.2 million, an 18 percent increase compared to the $369.8 million for fiscal year 2004.

“Macromedia has delivered an outstanding quarter and fiscal year highlighted by strong growth and solid profitability,” said Stephen Elop, CEO, Macromedia. ”We are equally proud of the strategic progress that we have made. In the last 90 days alone, we have chalked up major strategic wins in each of our growth agendas, including mobile, Flex and Breeze.”

Net loss for the fiscal fourth quarter was $2.3 million, or $0.03 per diluted share, compared to net income of $13.5 million, or $0.19 per diluted share, for the same quarter a year ago. Pro forma net income for the three months ended March 31, 2005 was $18.2 million, or $0.23 per diluted share, compared to $15.5 million, or $0.22 per diluted share, for the comparable quarter a year ago.

Net income for the year ended March 31, 2005 was $42.5 million, or $0.55 per diluted share, compared to $37.4 million, or $0.54 per diluted share, for the prior fiscal year. Pro forma net income for fiscal year 2005 was $65.2 million, or $0.85 per diluted share, compared to a pro forma net profit of $45.0 million, or $0.65 per diluted share, for fiscal year 2004.

The Company’s cash, cash equivalents and short-term investments were $378.3 million as of March 31, 2005, a $37.4 million and $95.6 million increase from December 31, 2004 and March 31, 2004, respectively. Deferred revenue was $52.0 million as of March 31, 2005, a $2.8 million and $14.6 million increase from December 31, 2004 and March 31, 2004, respectively.

Pro Forma Results

Macromedia’s pro forma operating results for the three months and fiscal year ended March 31, 2005 and 2004 differ from corresponding results reported under U.S. GAAP due to adjustments for the following items reported in its consolidated results from operations:

•	The amortization and impairment of acquired developed technology and intangible assets and the write-off of in-process research and development.

•	A decrease in expenses resulting from a reduction in the estimated fair value of contingencies assumed in our acquisition of eHelp Corporation in FY04.

•	A restructuring charge to reflect costs associated with exiting leased facilities.

•	Gains on investments in privately-held companies.

•	The application of a 20 percent tax rate to pro-forma net income.

See the attached reconciliation of GAAP and pro forma results.

Business Outlook

The following statements are based upon current expectations and exclude any impacts resulting from the Company’s announced plans to be acquired by Adobe Systems Incorporated. These forward looking statements are subject to risks and uncertainties discussed below. Actual results may differ materially.

For the fiscal year ending March 31, 2006, the Company reiterated its guidance for net revenues to exceed $500 million, with gross margin between 91% and 92% of revenue, and operating profit margin trending towards 20% over the course of the year.

For the quarter ending June 30, 2005, Macromedia expects net revenues to be flat to slightly down from its March quarter, with gross margins in the 92 to 93 percent range, and an operating profit margin between 15 and 17 percent.

Restatement For A Non-Cash Operating Expense Item and Income Taxes

On May 2, 2005 the Company determined that at March 31, 2004, it had understated by $6.1 million a liability related to the accrued benefit of an employee sabbatical leave program adopted in fiscal year 1999 which provides paid-time-off to employees based on years of employment. The Company believes that the appropriate manner in which to correct the cumulative effect of this non-cash error is to restate previously issued financial statements for fiscal years ended March 31, 2004, 2003, 2002, 2001, 2000, and 1999. Additionally, the Company’s previously reported results for the three and nine-month periods ended December 31, 2004 included a cumulative adjustment to its income tax provision of $2.0 million related to periods prior to April 1, 2004, in order to properly remeasure the Company’s net foreign-currency denominated tax liabilities to U.S. dollars. Because Macromedia will be restating its previously issued financial statements for the employee sabbatical leave program, the Company has also restated its previously issued financial statements for fiscal years 2004, 2003, and 2002 to properly apply the provisions of Financial Accounting Standard No. 109, Income Taxes. The Company intends to file the restated audited financial statements and related auditor’s report by amending its Form 10-K for the fiscal year ended March 31, 2004. The impact of correcting prior period financial statements for these non-cash items is summarized in the supplemental schedules attached to the related Form 8-K we filed today, which may be accessed through the SEC’s web site at www.sec.gov or our investor relations website at http://www.macromedia.com. We expect to file an amended Form 10-K for fiscal year 2004 within the next several weeks.

Conference Call

Macromedia’s fourth quarter and fiscal year 2005 financial results will be discussed in a Macromedia Breeze presentation available after the close of market on Tuesday, May 3, 2005 at http://www.macromedia.com/MACR/. In addition, a teleconference is scheduled to begin at 2 p.m. Pacific Time / 5 p.m. Eastern Time on Tuesday, May 3, 2005. After the conclusion of the teleconference, a replay of the conference call will be available on the Company’s website.

About Macromedia

Experience matters. Macromedia is motivated by the belief that great experiences build great businesses. Our software empowers millions of business users, developers, and designers to create and deliver effective, compelling, and memorable experiences—on the Internet, on fixed media, on wireless, and on digital devices.

Cautionary Note About Forward Looking Statements

Matters discussed in this news release may be considered forward looking statements, including those under the heading “Business Outlook” that relate to expected future financial results which involve risks and uncertainties.

Such risks and uncertainties include impacts resulting from Adobe’s proposed acquisition of the Company (including but not limited to canceled or postponed purchases of the Company’s products, reduced interest in adopting and deploying the Company’s technology, reduced support for marketing and distributing of the Company’s products, and failure to attract or retain key Company personnel), customer acceptance of new products and services and new versions of existing products, the impact of competition, risks associated with integration of acquired companies and their employees, products, and technologies, the risk of adequately evolving and operating our internal systems and processes in a dynamic business environment, the risk of delays in product development and release dates, the risk of not attracting and retaining key personnel, new regulations and other government actions that may materially increase the cost of compliance and doing business, risks associated with participating in international markets (including, but not limited to, foreign policies, market instability, exchange rate fluctuation, and regulations in the applicable foreign countries), the economic condition in the domestic and significant international markets in which the Company operates, dependence on the growth of the Internet, quarterly fluctuations of the Company’s operating results, the Company’s dependence on distributors and resellers, the risk of product returns, the challenges faced in protecting the Company’s intellectual property within and outside the U.S., the risks associated with potential litigation and intellectual property ownership claims against the Company and others in the industry, volatility of the Company’s stock, and other risks detailed from time to time in the Company’s filings with the SEC, including without limitation, its annual report on Form 10-K, and its quarterly reports on Form 10-Q, as they may be updated or amended with future filings. The actual results the Company achieves may differ materially from any forward looking statements due to such risks and uncertainties.

MACROMEDIA, INC. Condensed Consolidated Statements of Operations Impact of Pro Forma Adjustments on Reported Net Income (Loss) (In thousands, except percentages and per share data) (unaudited)

	Three Months Ended March 31, 2005				Three Months Ended March 31, 2004
	GAAP	Adjustments		Pro Forma	GAAP	Adjustments		Pro Forma
					(As Restated)(1)			(As Restated)(1)
Net revenues	$116,054	$—		$116,054	$102,006	$—		$102,006
Cost of revenues:
Cost of net revenues	8,789	—		8,789	7,941	—		7,941
Amortization and impairment of acquired developed technology	1,004	(1,004)		—	911	(911)		—

Total cost of revenues	9,793	(1,004)		8,789	8,852	(911)		7,941

Gross profit	106,261	1,004		107,265	93,154	911		94,065

Operating expenses:
Sales and marketing	48,112	—		48,112	42,084	—		42,084
Research and development	25,170	—		25,170	23,440	—		23,440
General and administrative	12,814	422	(A)	13,236	9,960	—		9,960
Amortization of intangible assets	241	(241)		—	375	(375)		—
Restructuring and other	19,172	(19,172)		—	—	—		—

Total operating expenses	105,509	(18,991)		86,518	75,859	(375)		75,484

Operating income	752	19,995		20,747	17,295	1,286		18,581

Other income (expense):
Interest income, net	2,155	—		2,155	1,027	—		1,027
Gain on investments	304	(304	)(B)	—	—	—		—
Other, net	(172)	—		(172)	(219)	—		(219)

Total other income	2,287	(304)		1,983	808	—		808

Income before income taxes	3,039	19,691		22,730	18,103	1,286		19,389
Provision for income taxes	(5,303)	757	(C)	(4,546)	(4,569)	691	(C)	(3,878)

Net income (loss)	$(2,264)	$20,448		$18,184	$13,534	$1,977		$15,511

Net income (loss) per common share:
Basic	$(0.03)				$0.20
Diluted	$(0.03)			$0.23	$0.19			$0.22
Weighted average common shares outstanding used in net income per common share calculation:
Basic	73,890				67,700
Diluted	73,890			80,120	71,990			71,990
Gross Margin
Gross profit as a percentage of net revenues	92%			92%	91%			92%
Selected operating expenses as a percentage of net revenues:
Sales and marketing	41%			41%	41%			41%
Research and development	22%			22%	23%			23%
General and administrative	11%			11%	10%			10%
Operating Margin:
Operating income as a percentage of net revenues	1%			18%	17%			18%

(1)	Operating income for the three months ended March 31, 2004 has been reduced from previously reported amounts by $0.3 million resulting from a non-cash restatement to properly record a liability related to an employee sabbatical leave program which provides paid time off to employees based on years of employment. For the period, income tax expense has been increased from previously reported amounts by $0.9 million resulting from a non-cash restatement to properly apply the provisions of Statement of Financial Accounting Standards No. 109, Income Taxes.

Pro forma results for the three months ended March 31, 2005 and 2004 differ from results reported under Generally Accepted Accounting Principles in the U.S. due to adjustments for the amortization and impairment of acquired developed technology and intangible assets and restructuring and other charges, as well as the following items reported in its unaudited Condensed Consolidated Statements of Operations:

(A)	A non-cash offset against expense reflecting a reduction in the estimated fair value of a contingency assumed in our acquisition of eHelp Corporation.
(B)	A gain related to proceeds to be received on the disposition of non-marketable securities held in a privately-held company which had no carrying value due to a write-down recorded in a prior period.
(C)	Pro forma results for the three months ended months ended March 31, 2005 and 2004 reflect an assumed tax rate of 20 percent, reflecting U.S. federal and state income taxes and foreign taxes at rates other than U.S. statutory rates and exclude the non-cash impact of remeasuring foreign-currency denominated tax assets and liabilities.

MACROMEDIA, INC. Condensed Consolidated Statements of Income Impact of Pro Forma Adjustments on Reported Net Income (In thousands, except percentages and per share data) (unaudited)

	Year Ended March 31, 2005				Year Ended March 31, 2004
	GAAP	Adjustments		Pro Forma	GAAP	Adjustments		Pro Forma
					(As Restated)(1)			(As Restated)(1)
Net revenues	$436,168	$—		$436,168	$369,786	$—		$369,786
Cost of revenues:
Cost of net revenues	31,557	—		31,557	30,658	—		30,658
Amortization and impairment of acquired developed technology	3,236	(3,236)		—	1,954	(1,954)		—

Total cost of revenues	34,793	(3,236)		31,557	32,612	(1,954)		30,658

Gross profit	401,375	3,236		404,611	337,174	1,954		339,128

Operating expenses:
Sales and marketing	183,208	—		183,208	156,346	—		156,346
Research and development	98,722	—		98,722	91,693	—		91,693
General and administrative	44,120	2,080	(A)	46,200	37,512	—		37,512
Amortization of intangible assets	965	(965)		—	1,135	(1,135)		—
Write-off of acquired in-process technology	—	—		—	2,010	(2,010)		—
Restructuring and other	19,172	(19,172)		—	—	—		—

Total operating expenses	346,187	(18,057)		328,130	288,696	(3,145)		285,551

Operating income	55,188	21,293		76,481	48,478	5,099		53,577

Other income (expense):
Interest income, net	5,760	—		5,760	3,698	—		3,698
Gain on investments	1,654	(1,654	)(B)	—	927	(927	)(B)	—
Other, net	(684)	—		(684)	(1,000)	—		(1,000)

Total other income	6,730	(1,654)		5,076	3,625	(927)		2,698

Income before income taxes	61,918	19,639		81,557	52,103	4,172		56,275
Provision for income taxes	(19,456)	3,145	(C)	(16,311)	(14,683)	3,428	(C)	(11,255)

Net income	$42,462	$22,784		$65,246	$37,420	$7,600		$45,020

Net income per common share:
Basic	$0.60				$0.58
Diluted	$0.55			$0.85	$0.54			$0.65
Weighted average common shares outstanding used in net income per common share calculation:
Basic	70,860				64,380
Diluted	76,650			76,650	69,430			69,430
Gross Margin
Gross profit as a percentage of net revenues	92%			93%	91%			92%
Selected operating expenses as a percentage of net revenues:
Sales and marketing	42%			42%	42%			42%
Research and development	23%			23%	25%			25%
General and administrative	10%			11%	10%			10%
Operating Margin:
Operating income as a percentage of net revenues	13%			18%	13%			14%

(1)	Operating income for the fiscal year ended March 31, 2004 has been reduced from previously reported amounts by $1.0 million resulting from a non-cash restatement to properly record a liability related to an employee sabbatical leave program which provides paid time off to employees based on years of employment. For the period, income tax expense has been increased from previously reported amounts by $3.1 million resulting from a non-cash restatement to properly apply the provisions of Statement of Financial Accounting Standards No. 109, Income Taxes.

Pro forma results for the fiscal years ended March 31, 2005 and 2004 differ from results reported under Generally Accepted Accounting Principles in the U.S. due to adjustments for the amortization and impairment of acquired developed technology and intangible assets, the write-off of acquired in-process technology and restructuring and other charges, as well as the following items reported in its unaudited Condensed Consolidated Statements of Operations:

(A)	A decrease in expenses reflecting a reduction in the estimated fair value of a contingency assumed in our acquisition of eHelp Corporation.
(B)	Gains on investments in privately-held companies related to an adjustment in the fair value of non-marketable securities in one company as well as proceeds on the disposition of other non-marketable securities which had no carrying value due to write-downs recorded in prior periods.
(C)	Pro forma results for the fiscal years ended months ended March 31, 2005 and 2004 reflect an assumed tax rate of 20 percent, reflecting U.S. federal and state income taxes and foreign taxes at rates other than U.S. statutory rates and exclude the non-cash impact of remeasuring foreign-currency denominated tax assets and liabilities.

MACROMEDIA, INC. Condensed Consolidated Balance Sheets (In thousands) (unaudited)

	March 31, 2005	March 31, 2004
		(As Restated)(1)
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$378,279	$282,691
Accounts receivable, net	57,582	38,210
Prepaid expenses and other current assets	23,553	29,726

Total current assets	459,414	350,627
Property and equipment, net	109,509	45,512
Goodwill, purchased and other intangible assets, net	240,725	254,973
Deferred income taxes, non-current	22,196	16,062
Other assets	11,767	14,798

Total assets	$843,611	$681,972

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,355	$5,311
Accrued liabilities and income taxes payable	85,209	78,758
Accrued restructuring	9,151	6,934
Deferred revenues	42,604	32,215

Total current liabilities	142,319	123,218
Accrued restructuring, non-current	20,171	11,657
Deferred revenues, non-current	9,413	5,173
Other liabilities, non-current	1,728	5,024

Total liabilities	173,631	145,072
Total stockholders’ equity	669,980	536,900

Total liabilities and stockholders’ equity	$843,611	$681,972

(1)	The balance at March 31, 2004 for accrued liabilities and income taxes payable has been increased by $8.1 million from previously reported amounts to reflect the restatement to adjust the liability related to an employee sabbatical leave program and for restatements of income taxes payable.

Additionally, certain balances at March 31, 2004 contained in these unaudited Condensed Consolidated Balance Sheets have been reclassified to conform to the current presentation, including an increase in Goodwill, purchased and other intangible assets, net of $4,100 with corresponding reductions of $2,218 and $1,882 to Prepaid expenses and other current assets and Other assets, respectively.

MACROMEDIA, INC. Selected Financial Data (In millions, except percentages) (unaudited)

Selected Cash Flow Information:	Three Months Ended March 31,		Year Ended March 31,
	2005	2004	2005	2004
Depreciation and amortization	$4.5	$3.5	$16.2	$15.4
Amortization of acquired developed technology and other intangible assets	$1.2	$1.3	$4.2	$3.1
Purchase of property and equipment	$14.5	$2.7	$74.0	$25.7
Proceeds from employee stock purchase and stock option plans	$28.5	$9.9	$91.6	$55.9

Earnings before interest, taxes, depreciation and amortization:	Three Months Ended March 31,		Year Ended March 31,
	2005	2004	2005	2004
		(As Restated)(1)		(As Restated)(1)
Operating income	$0.8	$17.3	$55.2	$48.5
Depreciation and amortization	4.5	3.5	16.2	15.4
Amortization of acquired developed technology and other intangible assets	1.2	1.3	4.2	3.1

EBITDA	$6.5	$22.1	$75.6	$67.0

Net Revenues by Geography:	Three Months Ended March 31,					Year Ended March 31,
	2005		2004		% Change	2005		2004		% Change
	$	%	$	%		$	%	$	%
North America	$59.2	51%	$55.8	55%	6%	$234.8	54%	$206.4	56%	14%

Europe	35.2	30%	27.4	27%	28%	114.5	26%	94.4	26%	21%
Asia Pacific and Other	21.7	19%	18.8	18%	16%	86.9	20%	69.0	18%	26%

International	56.9	49%	46.2	45%	23%	201.4	46%	163.4	44%	23%

Net Revenues	$116.1	100%	$102.0	100%	14%	$436.2	100%	$369.8	100%	18%

Net Revenues by Market:	Three Months Ended March 31,					Year Ended March 31,
	2005		2004		% Change	2005		2004		% Change
	$	%	$	%		$	%	$	%
Designer and Developer	$89.0	77%	$89.4	88%	(0)%	$346.5	79%	$327.8	89%	6%
Business User	14.6	13%	9.1	9%	61%	51.8	12%	22.2	6%	133%
Consumer	10.9	9%	1.4	1%	697%	31.5	7%	11.4	3%	176%
Other	1.6	1%	2.1	2%	(31)%	6.4	2%	8.4	2%	(24)%

Net Revenues	$116.1	100%	$102.0	100%	14%	$436.2	100%	$369.8	100%	18%

(1)	For the three months and fiscal year ended March 31, 2004, operating income decreased from previously reported amounts by $0.3 million and $1.0 million, respectively, on both a GAAP and Pro Forma basis, to reflect an adjustment related to an employee sabbatical leave program liability.